     As filed with the Securities and Exchange Commission on June 20, 2002.
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          HASTINGS ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                           75-1386375
    (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                              3601 PLAINS BOULEVARD
                              AMARILLO, TEXAS 79102
                    (Address of principal executive offices)


                          HASTINGS ENTERTAINMENT, INC.
                            2002 INCENTIVE STOCK PLAN
                              (Full title of plan)


                                JOHN H. MARMADUKE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          HASTINGS ENTERTAINMENT, INC.
                              3601 PLAINS BOULEVARD
                              AMARILLO, TEXAS 79102
                     (Name and address of agent for service)
                                 (806) 351-2300
                     (Telephone number, including area code,
                              of agent for service)

                                 WITH COPIES TO:

                      DAN CROW                                                                     ROBERT L. ESTEP, ESQ.
     VICE PRESIDENT AND CHIEF FINANCIAL OFFICER                                                  JONES, DAY, REAVIS & POGUE
               3601 PLAINS BOULEVARD                                                             2727 NORTH HARWOOD STREET
               AMARILLO, TEXAS 79102                                                                DALLAS, TEXAS 75201
                   (806) 351-2300                                                                      (214) 220-3939

                                   ----------

                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                                                Proposed           Proposed
                                                                                 Maximum            Maximum
Title of                                                        Amount          Offering           Aggregate          Amount of
Securities to                                                   to be           Price per          Offering         Registration
be Registered                                               Registered (1)      Share (2)          Price (2)           Fee (2)
-------------                                               --------------      ---------          ---------        -------------

Common Stock, par value $.01 per share................         500,000            $6.53           $3,265,000           $300.38
===================================================================================================================================

   1. Represents shares under stock options and restricted, unrestricted and other stock grant provisions of the Hastings Entertainment, Inc. 2002 Incentive Stock Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.


   2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the common stock on the Nasdaq National Market System on June 18, 2002.

                                EXPLANATORY NOTE


         The information called for by Part I of Form S-8 is included in the description of the Hastings Entertainment, Inc. 2002 Incentive Stock Plan (the "Plan") to be delivered to persons receiving shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which we have filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this registration statement:

         (a) Our annual report on Form 10-K for the fiscal year ended January 31, 2002;

         (b) Our quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2002;

         (c) The description of our common stock, par value $.01 per share, contained in our registration statement on Form 8-A12G (Commission File No. 000-24381), filed on June 3, 1998; and

         (d) The information set forth under the heading "Description of Capital Stock" in the prospectus that is part of the Registration Statement on Form S-1, as amended, originally filed on March 13, 1998 (Commission File No. 333-47969).

In addition, all documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in later-dated documents supplements, modifies or supersedes statements contained in earlier-dated documents.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our certificate of incorporation limits the liability of our directors to us or our shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent that a director is found liable for (i) a breach of such directors duty of loyalty to us or our shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Texas law provides that a director of a corporation may not be indemnified in respect of a proceeding in which the director (i) is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the director's official capacity or (ii) is found liable to the corporation. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such actions, suits or proceedings, and any inquiry or investigation that could lead to such actions, suits or proceedings. But if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and
(ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         Our certificate of incorporation requires that we indemnify our directors and officers, and any other person who is or was serving at our request as a director, officer, manager, partner, venturer, proprietor, trustee, employee, agent or similar funcionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent authorized by the Texas Business Corporation Act. Our certificate of incorporation also requires that we advance expenses incurred by such a person in connection with the defense of any proceeding arising out of that person's status or service to us. Our bylaws require that we indemnify our directors and officers to the fullest extent permitted by the Texas Business Corporation Act and may indemnify any person not covered by the grant of mandatory indemnification under our certificate of incorporation and bylaws to the fullest extent permitted by law.

         In addition, we have entered into indemnity agreements with certain of our executive officers and directors.

         We have procured insurance that purports (i) to insure us against certain costs of indemnification that may be incurred by us pursuant to the provisions referred to above or otherwise and (ii) to insure our directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

         ITEM 8. EXHIBITS.

         The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.



   Exhibit
   Number                         Description of Exhibit

     4.1             Third Restated Articles of Incorporation of the Company.(1)

     4.2             Amended and Restated Bylaws of the Company.(1)

     4.3             Specimen of Certificate of Common Stock of the Company.(1)

     5.1             Opinion of Jones, Day, Reavis & Pogue.

    23.1             Consent of Ernst & Young LLP.

    23.2             Consent of KPMG LLP.

    23.3             Consent of Jones, Day, Reavis & Pogue (included in
                     Exhibit 5.1).

    24.1             Power of attorney (included on signature pages).

    99.1             Hastings Entertainment, Inc. 2002 Incentive Stock Plan.


----------
(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 Commission File No. 333-47969, filed March 13, 1998, and incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas, on this 19th day of June, 2002.

                               HASTINGS ENTERTAINMENT, INC.


                               By:                 /s/ DAN CROW
                                   -------------------------------------------
                                                     Dan Crow
                                    Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)



                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and constitutes John
H. Marmaduke and Dan Crow, and each of them singly, his or her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign and file any and all amendments to this report with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and he or she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                                  Title                                 Date
              ----------                                  -----                                 ----

/s/ JOHN H. MARMADUKE                    Chairman of the Board, President and               June 19, 2002
------------------------------------     Chief Executive Officer (Principal
John H. Marmaduke                        Executive Officer)

/s/ GAINES L. GODFREY                    Director                                           June 19, 2002
------------------------------------
Gaines L. Godfrey

/s/ PETER A. DALLAS                      Director                                           June 19, 2002
------------------------------------
Peter A. Dallas

/s/ STEPHEN S. MARMADUKE                 Director                                           June 19, 2002
------------------------------------
Stephen S. Marmaduke

/s/ JEFFREY G. SHRADER                   Director                                           June 19, 2002
------------------------------------
Jeffrey G. Shrader

/s/ RON G. STEGALL                       Director                                           June 19, 2002
------------------------------------
Ron G. Stegall

/s/ DARYL L. LANSDALE                    Director                                           June 19, 2002
------------------------------------
Daryl L. Lansdale

/s/ ANN S. LIEFF                         Director                                           June 19, 2002
---------------------------
Ann S. Lieff

                                INDEX TO EXHIBITS



   Exhibit
   Number                             Description of Exhibit
   -------                            ----------------------

     4.1             Third Restated Articles of Incorporation of the Company.(1)

     4.2             Amended and Restated Bylaws of the Company.(1)

     4.3             Specimen of Certificate of Common Stock of the Company.(1)

     5.1             Opinion of Jones, Day, Reavis & Pogue.

    23.1             Consent of Ernst & Young LLP.

    23.2             Consent of KPMG LLP.

    23.3             Consent of Jones, Day, Reavis & Pogue (included in
                     Exhibit 5.1).

    24.1             Power of attorney (included on signature pages).

    99.1             Hastings Entertainment, Inc. 2002 Incentive Stock Plan.


----------
(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 Commission File No. 333-47969, filed March 13, 1998, and incorporated herein by reference.